Entergy
639 Loyola Avenue
New Orleans, LA  70113

News
Release

Date:	Aug. 2, 2011

For Release:	Immediately

Contact:	Michael Burns (News Media) (504) 576-4238 mburns@entergy.com	Paula Waters (Investor Relations) (504) 576-4380 pwater1@entergy.com

Exhibit 99.2
Entergy Reports Second Quarter Earnings

New Orleans, La.  Entergy Corporation (NYSE:ETR) today reported second quarter 2011 as-reported earnings of $315.6 million, or $1.76 per share, compared with $315.3 million, or $1.65 per share, for second quarter 2010. On an operational basis, Entergy’s second quarter 2011 earnings were $315.6 million, or $1.76 per share, compared with $325.7 million, or $1.71 per share, in second quarter 2010.

Consolidated Earnings – Reconciliation of GAAP* to Non-GAAP Measures
Second Quarter and Year-to-Date 2011 vs. 2010
(Per share in U.S. $)
	Second Quarter			Year-to-Date
	2011	2010	Change	2011	2010	Change
As-Reported Earnings	1.76	1.65	0.11	3.14	2.77	0.37
Less Special Items	-	(0.06)	0.06	-	(0.26)	0.26
Operational Earnings	1.76	1.71	0.05	3.14	3.03	0.11
      *GAAP refers to United States generally accepted accounting principles.

Operational Earnings Highlights for Second Quarter 2011

•	Utility’s results were higher due primarily to higher sales volume and pricing adjustments from previous rate actions, as well as lower interest expense.
•	Entergy Wholesale Commodities’ earnings declined as a result of lower net revenue primarily from lower pricing on the nuclear fleet as well as a higher effective income tax rate.
•	Parent & Other’s results were higher due to lower income tax expense on Parent & Other activities.

-more-

“The Utility business continued on track to achieve its asset portfolio objectives with regulatory filings for a new 550-megawatt combined-cycle gas-fired unit at our Ninemile Point plant site and the pending acquisitions of the 620-megawatt Hot Spring and 450-megawatt Hinds existing combined-cycle plants,” said J. Wayne Leonard, Entergy’s chairman and chief executive officer. “These highly efficient facilities will provide reliable, low-cost energy to serve the growing needs of our customers while reducing the overall consumption of fossil fuels. At Entergy Wholesale Commodities, license renewal efforts continued. We also announced that we will proceed with the 29th refueling outage at Vermont Yankee following a careful review of the merits of our case and the record from the most recent hearing in Federal District Court.

“We continue to work with regulators to gain approval to join the MISO regional transmission organization that would stretch from Canada to the Gulf of Mexico,” Leonard said. “Despite the various hurdles we still face to accomplish our major initiatives, we believe 2011 is shaping up to be a transformational year in achieving our corporate strategy.”

Other Business Highlights

•	All Utility operating companies filed reports with retail regulators outlining expected benefits of joining MISO.
•
Entergy Wholesale Commodities announced the sale to Con Edison of 500 MWs of unit and license renewal-contingent energy and firm capacity from the Indian Point Energy Center for a five-year term beginning in 2013.

•	The New York Public Service Commission issued an order resolving the Show Cause proceeding related to notification requirements.
•	Entergy announced that the company’s board of directors voted to approve the fabrication of fuel and the refueling of the Vermont Yankee nuclear power plant in October.

-more-

Entergy will host a teleconference to discuss this release at 10 a.m. CT on Tuesday, Aug. 2, 2011, with access by telephone, (719) 457-2080, confirmation code 8424061. The call and presentation slides can also be accessed via Entergy’s website at www.entergy.com. A replay of the teleconference will be available through Aug. 9, 2011, by dialing (719) 457-0820, confirmation code 8424061. The replay will also be available on Entergy’s website at www.entergy.com.

Utility

In second quarter 2011, Utility’s as-reported and operational earnings were $248.4 million, or $1.39 per share, compared to $225.8 million, or $1.18 per share, on the same bases in second quarter 2010. Earnings for the Utility in the current quarter reflect higher net revenue due to increased sales volume, including the effects of significantly warmer-than-normal weather, and the net effect of rate adjustments at Entergy Arkansas, Entergy Texas and Entergy New Orleans. Lower interest expense resulting from refinancing of long-term debt at lower interest rates as well as the absence of an interest charge recorded on a fuel audit refund in 2010 also contributed to the Utility’s earnings increase.

Residential sales in second quarter 2011, on a weather-adjusted basis, decreased 0.5 percent compared to second quarter 2010. Commercial and governmental sales, on a weather-adjusted basis, increased 0.3 percent quarter over quarter. Industrial sales in the second quarter increased 2.8 percent compared to the same quarter of 2010.

-more-

Retail sales growth was positive for the quarter at 2.9 percent, or 1.1 percent on a weather-adjusted basis. Results were mixed across the jurisdictions. Entergy Texas produced the strongest sales growth, including a 15.1 percent increase in industrial sales due largely to expansions. Entergy Arkansas sales were down slightly compared to the same period a year ago with a decrease in industrial sales. Residential sales increased 3.7 percent as compared to the second quarter of 2010, but were slightly below last year on a weather-adjusted basis, reflecting an increase in the number of customers but a decrease in the usage per customer. Industrial sales growth leveled off somewhat after significant growth since the beginning of 2010. Entergy’s service territory continues to benefit from expansions, while there has been some pullback in the paper and wood segments and small industrials.

Entergy Wholesale Commodities

Entergy Wholesale Commodities earned $64.9 million, or 36 cents per share, on as-reported and operational bases in second quarter 2011 compared to as-reported earnings of $103.9 million, or 55 per cents per share, and operational earnings of $118.3 million, or 63 cents per share, in second quarter 2010. Entergy Wholesale Commodities’ operational earnings declined largely as a result of lower net revenue with decreased pricing. A higher effective income tax rate resulting from changes in Michigan tax law stemming from legislation enacted in May 2011 also contributed to the Entergy Wholesale Commodities’ earnings decline.

Parent & Other

Parent & Other reported as-reported and operational earnings of $2.3 million, or 1 cent per share, in second quarter 2011 compared to a loss of $14.4 million, or 8 cents per share, on an as-reported basis and a loss of $18.5 million, or 10 cents per share, on an operational basis in the second quarter of 2010. Lower income tax expense on Parent & Other activities was the primary factor driving results for the quarter. Income tax expense was lower due to reversal of a tax reserve.

-more-

Earnings Guidance

Entergy affirmed its 2011 earnings guidance in the range of $6.35 to $6.85 per share on both as-reported and operational bases.

Long-term Financial Outlook

Overarching Financial Aspiration

Entergy continues to aspire to deliver superior value to owners as measured by total shareholder return. The company believes top-quartile total shareholder return is achieved by:

•	Operating the business with the highest expectations and standards;
•	Executing on earnings growth opportunities while managing commodity and other business risks;
•	Delivering returns at or above the risk-adjusted cost of capital for each initiative, project, business, etc.;
•	Maintaining credit quality and flexibility;
•	Deploying capital in a disciplined manner, whether for new investments, share repurchases, dividends, or debt retirements; and
•	Being disciplined as either a buyer or a seller consistent with the market or Entergy’s proprietary point of view.

Long-term Financial Outlook

Entergy believes it offers a long-term, competitive utility investment opportunity combined with a valuable option represented by a unique, clean, non-utility generation business located in attractive power markets. The current long-term financial outlook includes the following:

-more-

Earnings:

•	Utility net income: 6 to 8 percent compound annual net income growth rate over the 2010 – 2014 horizon (2009 base year).
•
Entergy Wholesale Commodities results:  Revenue projections through 2014 will experience increased volatility due to commodity market activities – one of the most important fundamental drivers for this business. At current sold and forward prices with its existing asset portfolio and in-the-money hedges that will roll off in the coming few years, Entergy Wholesale Commodities is expected to deliver declining adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization and interest and investment income, excluding decommissioning expense, other than temporary impairment losses on decommissioning trust fund assets and special items) for the period through 2014 compared to 2010. However, Entergy Wholesale Commodities offers a valuable long-term option from the potential positive effects of ongoing economic growth (driving increased load, market heat rates, capacity prices and natural gas prices), new environmental legislation and/or enforcement of additional environmental regulation.

•	Corporate results: Results will vary depending upon factors including future effective income tax and interest rates and the amount / timing of share repurchases.

Capital deployment:

•
A balanced capital investment / return program. Entergy continues to see value-added investment opportunities at the Utility in the coming years, as well as an investment outlook at Entergy Wholesale Commodities that supports continued safe, secure and reliable operations and opportunistic investments. Entergy aspires to fund this capital program without issuing traditional common equity, while maintaining a competitive capital return program. Given the company’s financial profile with a mix of utility and non-utility businesses, return of capital is expected to be provided similar to the past through a combination of common stock dividends and share repurchases. Absent other attractive investment opportunities, capital deployment through dividends and share repurchases could total as much as $4 – $5 billion from 2010 – 2014 under the current long-term business outlook. The amount of share repurchases may vary as a result of material changes in business results, capital spending or new investment opportunities.

-more-

Credit quality:

•	Strong liquidity.
•	Solid credit metrics that support ready access to capital on reasonable terms.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, and it is the second-largest nuclear generator in the United States. Entergy delivers electricity to 2.7 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of more than $11 billion and approximately 15,000 employees.

-more-

Additional information regarding Entergy’s quarterly results of operations, regulatory proceedings and other operations is available in Entergy’s investor news release dated Aug. 2, 2011, a copy of which has been filed today with the Securities and Exchange Commission on Form 8-K and is available on Entergy’s investor relations website at www.entergy.com/investor_relations.

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements involve a number of risks and uncertainties. There are factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including (a) those factors discussed in: (i) Entergy’s Form 10-K for the year ended December 31, 2010; (ii) Entergy’s Form 10-Q for the quarter ended March 31, 2011; and (iii) Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with rate proceedings, formula rate plans and other cost recovery mechanisms; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear plant relicensing, operating and regulatory risks, including any changes resulting from the nuclear crisis in Japan following its catastrophic earthquake and tsunami; (e) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; and (f) conditions in commodity and capital markets during the periods covered by the forward-looking statements, in addition to other factors described elsewhere in this release and in subsequent securities filings.

-more-

Appendix A provides a reconciliation of GAAP as-reported earnings to non-GAAP operational earnings.

Appendix A: Consolidated Earnings – Reconciliation of GAAP to Non-GAAP Measures Second Quarter and Year-to-Date 2011 vs. 2010
(Per share in U.S. $)
	Second Quarter			Year-to-Date
	2011	2010	Change	2011	2010	Change
As-Reported
Utility	1.39	1.18	0.21	2.30	1.91	0.39
Entergy Wholesale Commodities	0.36	0.55	(0.19)	1.04	1.01	0.03
Parent & Other	0.01	(0.08)	0.09	(0.20)	(0.15)	(0.05)
Consolidated As-Reported Earnings	1.76	1.65	0.11	3.14	2.77	0.37

Less Special Items
Utility	-	-	-	-	-	-
Entergy Wholesale Commodities	-	(0.08)	0.08	-	(0.36)	0.36
Parent & Other	-	0.02	(0.02)	-	0.10	(0.10)
Consolidated Special Items	-	(0.06)	0.06	-	(0.26)	0.26

Operational
Utility	1.39	1.18	0.21	2.30	1.91	0.39
Entergy Wholesale Commodities	0.36	0.63	(0.27)	1.04	1.37	(0.33)
Parent & Other	0.01	(0.10)	0.11	(0.20)	(0.25)	0.05
Consolidated Operational Earnings	1.76	1.71	0.05	3.14	3.03	0.11

-more-

Entergy Corporation
Consolidated Income Statement
Three Months Ended June 30
(in thousands)

	2011	2010
	(unaudited)
Operating Revenues:
Electric	$2,212,038	$2,214,108
Natural gas	28,891	31,136
Competitive businesses	562,350	617,706
Total	2,803,279	2,862,950
Operating Expenses:
Operation and maintenance:
Fuel, fuel-related expenses, and gas purchased for resale	563,333	631,546
Purchased power	451,227	416,458
Nuclear refueling outage expenses	62,966	64,221
Other operation and maintenance	712,496	700,204
Decommissioning	55,497	52,467
Taxes other than income taxes	129,215	126,968
Depreciation and amortization	264,206	255,567
Other regulatory charges (credits) – net	5,601	(10,722)
Total	2,244,541	2,236,709
Operating Income	558,738	626,241
Other Income (Deductions):
Allowance for equity funds used during construction	20,753	17,630
Interest and dividend income	35,921	34,955
Miscellaneous – net	(16,962)	(16,780)
Total	39,712	35,805
Interest Expense:
Interest expense	136,049	148,179
Allowance for borrowed funds used during construction	(9,150)	(10,323)
Total	126,899	137,856
Income Before Income Taxes	471,551	524,190
Income Taxes	150,953	203,907
Consolidated Net Income	320,598	320,283
Preferred Dividend Requirements of Subsidiaries	5,015	5,017
Net Income Attributable to Entergy Corporation	$315,583	$315,266

Earnings Per Average Common Share
Basic	$1.77	$1.67
Diluted	$1.76	$1.65

Average Number of Common Shares Outstanding – Basic	177,808,890	188,776,240
Average Number of Common Shares Outstanding – Diluted	178,925,180	190,717,958

Entergy Corporation
Consolidated Income Statement
Six Months Ended June 30
(in thousands)

	2011	2010
	(unaudited)
Operating Revenues:
Electric	$4,077,936	$4,221,038
Natural gas	100,014	127,163
Competitive businesses	1,166,538	1,274,095
Total	5,344,488	5,622,296
Operating Expenses:
Operation and maintenance:
Fuel, fuel-related expenses, and gas purchased for resale	1,071,026	1,190,214
Purchased power	813,845	891,361
Nuclear refueling outage expenses	126,951	126,510
Other operation and maintenance	1,368,245	1,402,692
Decommissioning	110,762	104,043
Taxes other than income taxes	254,449	262,380
Depreciation and amortization	529,090	524,771
Other regulatory charges (credits) – net	491	17,370
Total	4,274,859	4,519,341
Operating Income	1,069,629	1,102,955
Other Income (Deductions):
Allowance for equity funds used during construction	38,042	30,926
Interest and dividend income	62,668	83,164
Miscellaneous – net	(26,360)	(17,302)
Total	74,350	96,788
Interest Expense:
Interest expense	272,183	327,379
Allowance for borrowed funds used during construction	(17,684)	(18,325)
Total	254,499	309,054
Income Before Income Taxes	889,480	890,689
Income Taxes	315,203	351,592
Consolidated Net Income	574,277	539,097
Preferred Dividend Requirements of Subsidiaries	10,031	10,033
Net Income Attributable to Entergy Corporation	$564,246	$529,064

Earnings Per Average Common Share
Basic	$3.16	$2.80
Diluted	$3.14	$2.77

Average Number of Common Shares Outstanding – Basic	178,318,784	188,988,284
Average Number of Common Shares Outstanding – Diluted	179,502,551	190,999,699

Entergy Corporation
Utility Electric Energy Sales & Customers

Three Months Ended June 30

	2011	2010	% Change	% Weather-Adjusted
	(Millions of kWh)
Electric Energy Sales:
Residential	7,993	7,705	3.7	(0.5)
Commercial	6,944	6,803	2.1	0.2
Governmental	604	581	4.0	2.5
Industrial	10,140	9,862	2.8	2.8
Total to Ultimate Customers	25,681	24,951	2.9	1.1
Wholesale	1,036	971	6.7
Total Sales	26,717	25,922	3.1

Six Months Ended June 30

	2011	2010	% Change	% Weather-Adjusted
	(Millions of kWh)
Electric Energy Sales:
Residential	17,034	17,350	(1.8)	0.6
Commercial	13,394	13,275	0.9	(0.2)
Governmental	1,186	1,173	1.1	-
Industrial	19,657	18,596	5.7	5.7
Total to Ultimate Customers	51,271	50,394	1.7	2.3
Wholesale	1,983	2,287	(13.3)
Total Sales	53,254	52,681	1.1

June 30

	2011	2010	% Change
Electric Customers (End of period):
Residential	2,368,321	2,351,556	0.7
Commercial	337,359	334,179	1.0
Governmental	16,303	16,134	1.0
Industrial	44,476	45,841	(3.0)
Total Ultimate Customers	2,766,459	2,747,710	0.7
Wholesale	19	25	(24.0)
Total Customers	2,766,478	2,747,735	0.7